UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2016

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 3, 2016, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 24, 2015, by and among Duke Energy Corporation, a Delaware corporation ("Duke Energy"), Forest Subsidiary, Inc., a North Carolina corporation and a wholly-owned subsidiary of Duke Energy ("Merger Sub") and Piedmont Natural Gas Company, Inc. ("Piedmont"), Merger Sub merged with and into Piedmont (the "Merger") on the terms and subject to the conditions set forth in the Merger Agreement, with Piedmont continuing as the surviving corporation in the Merger. As a result of the Merger, Piedmont became a wholly-owned subsidiary of Duke Energy.

Piedmont ACP Company, LLC ("Piedmont ACP"), an indirectly wholly owned subsidiary of Piedmont, Duke Energy ACP, LLC, Dominion Atlantic Coast Pipeline, LLC ("Dominion ACP") and Maple Enterprise Holdings, Inc., are the current owners of Atlantic Coast Pipeline, LLC, a Delaware limited liability company ("ACP"), and have previously entered into that certain Limited Liability Company Agreement of Atlantic Coast Pipeline, LLC, dated as of September 2, 2014 (the "ACP LLCA"). On October 3, 2016, in connection with the consummation of the Merger, Piedmont ACP and Dominion ACP entered into an Assignment of Membership Interests (the "Assignment Agreement") pursuant to which Piedmont ACP transferred three percent (3%) of its interest in ACP to Dominion ACP in exchange for $13.9 million (the "Partial Interest Transfer") in order to effectuate the provisions of Section 10.5 of the ACP LLCA. As a result of the Partial Interest Transfer, Piedmont retains a 7% membership interest in ACP. The Assignment Agreement also contains representations, warranties and indemnifications by the parties that are customary for the transactions and matters contemplated therein.

The foregoing summary of the Assignment Agreement does not purport to be a complete description of the terms of the Assignment Agreement and is qualified in its entirety by the full text of the Assignment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Piedmont purchases transportation and storage services from affiliates of Dominion ACP.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2016, the Board of Directors of Piedmont adopted a resolution changing Piedmont’s fiscal year end from October 31 to December 31, effective as of November 1, 2016. Piedmont has not yet determined the form on which the report covering the transition period will be filed.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Assignment of Membership Interests dated as of October 3, 2016 between Piedmont ACP Company, LLC and Dominion Atlantic Coast Pipeline, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

October 7, 2016	By:	Judy Z. Mayo

Name: Judy Z. Mayo
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Assignment of Membership Interests dated as of October 3, 2016 between Piedmont ACP Company, LLC and Dominion Atlantic Coast Pipeline, LLC